Exhibit 4.8.34 - Electronic Catalogue (12) – Cold Storage - DR

DR-200温度打印记录仪 功能特点：

DR-200 Temperature Printing Recorder

Functional characteristics:

直接驱动打印机打印输出，具有报警输出功能，报警温差可调，报警延时可调，参数修改密码保护，开机记录延时可调，记录容量放大。
It can drive printers directly to print out. It is provided with alarm output facilities whose alarm temperature difference and alarm time delay are adjustable. Besides, the time delay of boot record is adjustable. Its password can be protected by parameter modification and its record capacity can be enlarged.

规格尺寸：

Format and dimensions:

面板尺寸：144×144(mm)

Panel size: 144×144(mm)

安装尺寸：131.5×131.5(mm)

Mounting size: 131.5×131.5(mm)

整机尺寸：144×144×83(mm)

Overall machine size: 144×144×83(mm)

技术参数：

Technical parameter：

◆测温范围：-40°C∽110°C

Temperature measurement range: -40°C∽110°C

◆测温精度：±1°C

Temperature measurement accuracy: ±1°C

◆分辨率：0.1°C

Resolving capability: 0.1°C

◆报警温差：1∽10°C（可调）

Alarm temperature difference: 1∽10°C (adjustable)

◆报警输出：蜂鸣器+报警继电器

Alarm output: buzzer and alarm relay

◆记录周期：1分钟∽24小时可调

Log period: 1 min ∽24 hours (adjustable)

◆记录测量路数：1路

Measuring and recording line number: 1

◆打印输出：232串行打印机输出

Printout: 232 serial printer output

◆供电：12V AC或12V DC

Power supply: 12V AC or 12V DC

◆开机延时：0∽6小时可调

Power on delay: 0~6 hours(adjustable)

◆报警延时：0∽90分钟可调

Alarm time delay: 0~90mins (ajustable)

◆记录容量：30000点

Record capacity: 30000 points